REGISTRATION AND PRE-EMPTIVE RIGHTS AGREEMENT

        AGREEMENT, dated as of November 14, 1996, by and between NextHealth, Inc., a Delaware corporation (the "Corporation"), and AP NH LLC, a Delaware limited liability company ("Apollo").


                                     PRELIMINARY STATEMENT

        Apollo and the Corporation have entered into a Preferred Stock and Warrant Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") pursuant to which the Corporation issued to Apollo (i) convertible preferred stock (the "Preferred Stock") convertible under stated conditions into a number of shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock") and (ii) a stock purchase warrant (the "Warrant") evidencing Apollo's right to purchase a number of shares of Common Stock, (such shares of Common Stock, together with any additional shares of Common Stock issued or issuable to Apollo under a stock purchase warrant dated October 15, 1996, the anti-dilution provisions of the Warrant, Article 3 hereof or the terms of the Preferred Stock, being referred to hereinafter as the "Shares").

        In consideration of Apollo's execution and delivery of the Loan Agreement and the premises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                          ARTICLE 1.

                                          DEFINITIONS

        Section 1.1 Definitions. For purposes of this Agreement, capitalized terms used herein and not defined elsewhere herein shall have the following meanings:

        "Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

        "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Act.

        "Common Stock" means the shares of common stock, $0.01 par value, of the Corporation.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.

        "Holder" shall mean Apollo, any original registered holder of Registrable Securities, and any registered transferee of a Holder.

        "Stock Purchase Agreement" shall mean the Preferred Stock and Warrant Purchase Agreement dated as of the date hereof between Apollo and the Corporation.

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        "New Securities" means any capital stock of the Corporation whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) the Shares or any additional shares of Common Stock issuable upon conversion of the Shares; (ii) the issued shares of capital stock and the other securities exchangeable for or convertible into shares of capital stock of the Corporation described in Section 2.1 hereof; (iii) securities issued for the acquisition of another corporation by the Corporation by merger, purchase of substantially all the assets of such corporation or other reorganization resulting in the ownership by the Corporation of not less than 51% of the voting power of such corporation; (vi) shares of Common Stock (or options to purchase Common Stock) issued or issuable to employees or consultants of the Corporation pursuant to the Corporation's existing stock option plans; (v) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock; or (vii) securities issued to third parties in payment for services rendered or goods provided to the Corporation.

        "Preferred Stock" means, collectively, the Series A Preferred Stock and the Series B Preferred Stock.

        "Registrable Securities" means (i) the Shares, and (ii) any other shares of Common Stock of the Corporation issued in respect of the Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

        "Series A Preferred Stock" means the shares of series A preferred stock, $0.01 par value, of the Corporation.

        "Series B Preferred Stock" means the shares of series B preferred stock, $0.01 par value, of the Corporation.

                                          ARTICLE 2.

                                        CAPITALIZATION

        Section 2.1 Capitalization. The Corporation represents and warrants to Apollo that, on the date hereof, the authorized capitalization and the issued and outstanding shares of capital stock and securities of the Corporation are as set forth on Schedule I hereto.


                                          ARTICLE 3.

                                      PRE-EMPTIVE RIGHTS

        Section 3.1  Pre-Emptive Right.

        (a) In the event of future issuances of New Securities by the Corporation, the Corporation hereby grants to Apollo a right to purchase additional shares of capital stock sufficient (the "Sufficient Number") to maintain Apollo's percentage ownership interest in the Corporation, at a price equal to the offering price of such additional shares of capital stock. Apollo's percentage ownership interest, for purposes of this Section 3.1(a), shall equal a fraction, the numerator of which is the number of

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shares of Common Stock then held by Apollo or issuable upon conversion or exercise of any Shares, convertible securities, options, rights or warrants then held by Apollo, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion or exercise of then outstanding Preferred Stock, convertible securities, options, rights or warrants. The rights granted to Apollo pursuant to this Article 3 shall expire on December 31, 2006.

        (b) In the event the Corporation intends to issue New Securities, it shall give Apollo written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Corporation proposes to effect such issuance. Apollo shall have 20 days from the date of any such notice to agree to purchase up to the Sufficient Number of shares of additional New Securities for the price and upon the general terms and conditions specified in the Corporation's notice by giving written notice to the Corporation stating the quantity of such New Securities to be so purchased. Apollo shall have a right of overallotment such that if any other person or entity entitled to pre-emptive rights fails to exercise his or its right to purchase his or its total number of shares of additional New Securities to which he or it is entitled, Apollo may purchase the portion not purchased by such other person or entity on a pro rata basis (based upon the relative percentage ownership interests of Apollo and those other investors exercising their overallotment right), by giving written notice to the Corporation within five days from the date that the Corporation provides written notice to the other investors of the amount of New Securities with respect to which such nonpurchasing investor has failed to exercise its or his right hereunder.


                                          ARTICLE 4.

                                      REGISTRATION RIGHTS

               4.1 Optional Registrations. If at any time or times after the date hereof, the Corporation shall determine to register any of its Common Stock or securities convertible into or exchangeable or exercisable for Common Stock under the Securities Act (whether in connection with a public offering of securities by the Corporation (a "primary offering"), a public offering thereof by shareholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), it agrees to do the following:

               (a) The Corporation shall promptly give written notice of registration under this Section 4.1 to the holders of Registrable Securities then outstanding (the "Holders"), and will use its best efforts to effect the registration under the Securities Act of all Registrable Securities for which the Holders may request registration in a writing delivered to the Corporation within fifteen (15) days after such notice given by the Corporation; provided, however, that in the case of the registration of Common Stock by the Corporation in connection with an underwritten public offering, the Corporation shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of Common Stock which the principal underwriter of an underwritten offering shall reasonably and in good faith agree in writing to include in such offering.

               (b) If any Registrable Securities are not to be registered pursuant to this Section 4.1 because the number of Registrable Securities for which registration has been requested by the Holders pursuant to paragraph (a) above exceeds the amount of Common Stock which the principal

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underwriter of an underwritten offering shall reasonably and in good faith agree in writing to include in such offering, the Holders who have requested participation shall be entitled to participate in such registration and offering proportionately in accordance with the number of shares of Common Stock owned or obtainable by them upon exercise of rights (including conversion rights) with respect to other securities (including Preferred Stock) owned by them.

               (c) If the Corporation includes in a registration under this
Section 4.1 any securities to be offered by it, all expenses of the registration and offering and the reasonable fees and expenses of not more than one independent counsel for the Holders shall be borne by the Corporation, except that the Holders shall bear underwriting commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders. If the registration under this Section 4.1 is exclusively a secondary offering, as defined in this Section 4.1, the Holders shall bear their proportionate share of the expenses of the registration and offering (provided all shareholders registering shares thereunder bear their proportionate share of expenses), except expenses which the Corporation would have incurred whether or not registration was attempted, including, without limitation, the expense of preparing normal audited or unaudited financial statements or summaries consistent with this Agreement or applicable Commission filings.

               (d) Without in any way limiting the types of registrations to which this Section 4.1 shall apply, in the event that the Corporation shall effect a "shelf registration", under Rule 415 promulgated under the Securities Act, or any other similar rule or regulation ("Rule 415"), the Corporation shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Holders to include their shares in such registration in accordance with all of the terms of this Section 4.1.

               4.2 Required Registrations. If on any two (2) occasions at least one year apart, after September 30, 1997, one or more of the Holders of an aggregate of 10% or more of the Registrable Securities then outstanding and held by all Holders, shall notify the Corporation in writing that he or they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities having an offering price of not less than $2,000,000, the Corporation will notify all of the Holders who would be entitled to notice of a proposed registration under Section 4.1 of its receipt of such notification from such Holder or Holders. Upon the written request of any such Holder delivered to the Corporation within fifteen (15) days after receipt from the Corporation of such notification, the Corporation will either
(i) elect to make a primary offering in which case the rights of the Holders shall be as set forth in Section 4.1, except that the Corporation shall not be permitted to limit the number of shares which may be registered by any Holder, or (ii) use its best efforts to cause such of the Registrable Securities as may be requested by any Holders (including the Holders giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 4.2. All expenses of such registrations and offerings and the reasonable fees and expenses of not more than one independent counsel for the Holders shall be borne by the Corporation, except that the Holders shall bear underwriting commissions attributable to their Registrable Securities being registered, transfer taxes on shares being sold by such Holders and the expense of any special audit of the Corporation's financial statements if the notice requesting registration does not reasonably permit the use of existing or contemplated audited statements. The Corporation shall not be required to cause a registration statement requested pursuant to this Section 4.2 to become effective prior to sixty (60) days following the effective date of a registration statement initiated by the Corporation, if the request for registration has been received by the Corporation subsequent to the giving of written notice by the Corporation, made in good faith, to the

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Holders of Registrable Securities to the effect that the Corporation is commencing to prepare a Corporation-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Corporation shall use its best efforts to achieve such effectiveness promptly following such sixty (60) day period if the request pursuant to this Section 4.2 has been made prior to the expiration of such sixty (60) day period. The Corporation may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed thirty (30) days, if the Corporation has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and the Corporation determines reasonably and in good faith that such disclosure would have a material adverse effect on the Corporation.

               4.3 Selection of Underwriter. In the case of any registration effectuated pursuant to Section 4.1, the Corporation shall have the right to designate the managing underwriter subject to the approval of a majority of the Holders who have requested registration, and each Holder whose shares are registered for sale through such underwriter shall enter into an underwriting agreement in form and on terms customary for such transactions.

               4.4 Stand Off Agreement. Each Holder of Registrable Securities, if requested by the Corporation and an underwriter of Common Stock or other securities of the Corporation, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Corporation held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement, provided all persons holding not less than the number of shares of Common Stock held by such Holder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights) enter into similar agreements. Such agreements shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of the standoff period.

               4.5 Further Obligations of the Corporation. Whenever under the preceding sections of this Article 4 the Corporation is required to register Common Stock, it agrees that it shall also do the following:

               (a) Use its best efforts diligently to prepare for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering (but not in excess of 180 days);

               (b) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of his or its Common Stock;

               (c) In the case of Section 4.1, enter into an underwriting agreement with provisions reasonably required by the proposed underwriter for the selling Holders, if any; and


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               (d) Use its best efforts to register or qualify the Common Stock covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Corporation shall not be required to register in any states which require it to qualify to do business or subject itself to general service of process.

               4.6 Form S-3. If the Corporation becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, the Corporation shall use its best efforts to continue to qualify at all times for registration on Form S-3 or such successor form. At any time and from time to time after the Corporation becomes eligible to use Form S-3 or such successor form, the Holders of an aggregate of not less than ten percent (10%) of Registrable Securities then outstanding and held by the Holders shall have the right to request and have effected a registration of shares of Registrable Securities on Form S-3 or such successor form for a public offering of shares of Registrable Securities having an aggregate proposed offering price of not less than $2,000,000 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders). The Corporation shall not be required to cause a registration statement requested pursuant to this
Section 4.6 to become effective prior to ninety (90) days following the effective date of a registration statement initiated by the Corporation, if the request for registration has been received by the Corporation subsequent to the giving of written notice by the Corporation, made in good faith, to the Holders of Registrable Securities to the effect that the Corporation is commencing to prepare a Corporation-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Corporation shall use its best efforts to achieve such effectiveness promptly following such ninety (90) day period if the request pursuant to this Section 4.6 has been made prior to the expiration of such ninety (90) day period. The Corporation may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed sixty (60) days, if the Corporation has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and the Corporation determines reasonably and in good faith that such disclosure would have a material adverse effect on the Corporation. The Corporation shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 4.6 and shall provide a reasonable opportunity for such Holders to participate in the registration. Subject to the foregoing, the Corporation will use its best efforts to effect promptly the registration of all shares of Common Stock on Form S-3 or such successor form to the extent requested by the Holder or Holders thereof for purposes of disposition. If so requested by any Holder in connection with a registration under this Section 4.6, the Corporation shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such Holder's Registrable Securities registered thereunder are sold (but not in excess of 365 days). All expenses incurred in connection with a registration requested pursuant to this Section 4.6, including, without limitation, all registration, qualification, printing, and accounting and counsel fees, shall be paid by the Holders participating in such registration on a pro-rata basis in proportion to such participation. Notwithstanding the foregoing, the Corporation shall not be required to effect a registration under this Section 4.6 if, in the opinion of counsel for the Corporation, which counsel and opinion shall be acceptable to the Holders, such Holders may then sell all Registrable Securities proposed to be sold in the manner proposed without registration under the Securities Act.

              4.7 Indemnification. Incident to any registration statement referred to in this Article 4, and subject to applicable law, (a) the Corporation will indemnify each underwriter, each Holder of

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Registrable Securities so registered, and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Corporation of the Securities Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Corporation by such underwriter, Holder, or controlling person, respectively, expressly for use therein, and (b) with respect to such untrue statement or omission in the information furnished in writing to the Corporation by such Holder, such Holder will indemnify the underwriters, the Corporation, its directors and officers, the other Holders and each person controlling any of them against any losses, claims, damages, expenses (including legal or other expenses) or liabilities to which any of them may become subject to the same extent.

               4.8 Rule 144 Requirements. The Corporation will use its best efforts to file with the Commission such information as the Commission may require under the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and in such event, the Corporation shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect). The Corporation shall furnish to any Holder of Registrable Securities upon request a written statement executed by the Corporation as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rule.

               4.9 Amendment or Waiver of Registration Rights. The registration rights provided for in this Article 4 may not be waived otherwise than by a written instrument signed by the party so waiving such rights; provided, however, that changes in or additions to, and any consents required by this
Article 4 may be made, and compliance with any term, covenant, condition or provision set forth in this Article 4 may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent or consents in writing signed by Holders holding a majority in interest of the Registrable Securities held by the Holders and (in the case of any such change or addition) the Corporation. Any amendment or waiver effected in accordance with this Section 4.9 shall be binding upon each Holder of Registrable Securities, each transferee of a Holder under Section
4.10 and the Corporation.

               4.10  Transfer of Rights.

        (a) The rights granted to Apollo under this Agreement may be transferred by a Holder (a) to another person or entity that is then a stockholder of the Corporation, (b) to any affiliate of a Holder or to any person or entity acquiring Registrable Securities representing ownership of, or the right to acquire at least 500,000 shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalization or similar events), or (c) to a shareholder or partner of a Holder who receives Registrable Securities as a distribution from such Holder. Each such transferee shall be deemed to be a "Holder" for purposes of this Article 4.

        (b) Any transferee (other than a stockholder who is already a party to an agreement in form and substance similar to this Agreement) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such

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transferee identifies itself, give the Corporation notice of the transfer of such rights, indication the Registrable Securities owned by it and agrees to be bound by the obligations imposed upon Apollo under this Agreement.

        (c) A transferee to whom rights are transferred pursuant to this
Section 4.10 may not again transfer such rights to any other person or entity, other than as provided in this Section 4.10.



                                          ARTICLE 5.

                                         MISCELLANEOUS

               Section 5.1 Succeeding Securities. In the event the Common Stock of the Corporation covered by this Agreement is converted into any other security of the Corporation or any other corporation, the terms of this Agreement shall apply with full force and effect to any such other security and the obligations of the Corporation to effect registration and offer pre-emptive rights shall include such other filings, qualifications, notices and similar acts as may be necessary to enable Apollo to realize the benefits of registration and pre-emptive rights provided by this Agreement.

               Section 5.2 Consent. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include shares of Common Stock issuable upon conversion or exercise of the Registrable Securities held by a holder even if such conversion or exercise has not yet been effected.

               Section 5.3 Waivers; Modifications in Writing. No failure or delay on the part of Apollo, or any holder of rights under this Agreement, in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Apollo and the Corporation. Any waiver of any provision of this Agreement, and any consent to any departure by the Corporation from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances.

               Section 5.4 Notices, etc. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

               If to Apollo:

                      c/o Apollo Real Estate Advisors, L.P.
                      1301 Avenue of the Americas
                      38th Floor
                      New York, New York 10019

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                      Attention: Alfred Trivilino

               with a copy to:

                      Apollo Real Estate Advisors, L.P.
                      1999 Avenue of the Stars
                      Suite 1900
                      Los Angeles, CA 90067
                      Attention:  Michael D. Weiner, Esq.

               and a copy to:

                      Battle Fowler LLP
                      75 East 55th Street
                      New York, NY 10022
                      Attention:  Les Loffman, Esq.

               If to the Corporation:

                      NextHealth, Inc.
                      16600 N. Lago Del Oro Parkway
                      Tucson, AZ  85739
                      Attention:  President

               with a copy to:

                      Neal, Gerber & Eisenberg
                      2 North LaSalle Street
                      Chicago, IL 60602
                      Attention:  Steve Berger, Esq.

Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by facsimile transmission, (ii) two days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.

               Section 5.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

               Section 5.6 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

               Section 5.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts,

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taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

               Section 5.8 Governing Law. This Agreement shall be deemed to have been made in the State of Delaware and the validity of this Agreement, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

               Section 5.9 Waiver of Jury Trial. The Corporation hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, or any other agreement or instrument contemplated hereby.

               Section 5.10 Specific Performance. Apollo and each other Holder shall have the right to specific performance by the Corporation of the provisions of this Agreement. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Agreement by Apollo or any other Holder.

               Section 5.11 Severability of Provisions. Whenever possible this Agreement and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof or thereof, and any determination that the application of any provision hereof or thereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

               Section 5.12 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.


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               IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered as of the date first hereinabove set forth.

                                    Borrower

                                    NEXTHEALTH, INC.


                                    By:
                                       Name:
                                       Title:

                                    Apollo

                                    AP NH LLC
                                    By AP GP NH LLC, its Managing Member

                                            By KRONUS PROPERTY, INC.,
                                            its Managing Member


                                            By:
                                            Name: Alfred Trivilino
                                            Title: Vice President



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                                          SCHEDULE I